Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (“Registration Statement”) of our report dated August 26, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Report to Shareholders of Highland Floating Rate Advantage Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers
LLP Dallas, Texas
June 10, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (“Registration Statement”) of our report dated August 26, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Report to Shareholders of Highland Floating Rate Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 10, 2011